SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. N/A )

Filed by the registrant  |X|
Filed by a party other than the registrant |_|
Check the appropriate box:                     |_|Confidential,  for Use of
     |_| Preliminary  proxy statement             the Commission Only (a
     |X| Definitive proxy statement               permitted by Rule  14a-6(e)(2)
     |_| Definitive additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           FLAG FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
      |X|     No fee required
      |_|     Fee computed on table below per Exchange Act Rules 14a-6(i)
              (1) and 0-11.

      (1)Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

      (2)Aggregate number of securities to which transactions applies:
-------------------------------------------------------------------------------

      (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

      (4)Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

      (5)Total fee paid:
-------------------------------------------------------------------------------

      |_|     Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)Amount previously paid:
-------------------------------------------------------------------------------

      (2)Form, Schedule or Registration Statement no.:
-------------------------------------------------------------------------------

      (3)Filing Party:
-------------------------------------------------------------------------------

      (4)Date Filed:
-------------------------------------------------------------------------------

                       [FLAG FINANCIAL CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 1999

To the Shareholders of FLAG Financial Corporation:

         The 1999 Annual Meeting of Shareholders of FLAG Financial Corporation (the "Company") will be held at the Company's headquarters, located at 101 North Greenwood Street, LaGrange, Georgia, on Wednesday, April 21, 1999 at 2:00 p.m., for the purposes of:

(1)      Electing four directors of the Company;

(2) Amending the Company's 1994 Employees Stock Incentive Plan, as described in Proposal 2;

(3) Ratifying the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and

(4) Transacting such other business as properly may come before the Annual Meeting or any adjournments thereof.

         February 26, 1999 is the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

         I hope that you will be able to attend the Annual Meeting. If you plan to attend, please mark the appropriate box at the bottom of your proxy card so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

                                         By Order of the Board of Directors,


                                         /s/John S. Holle
                                         ----------------
                                         John S. Holle
                                         Chairman of the Board

LaGrange, Georgia
March 29, 1999

         Please read the attached proxy statement and then promptly complete, execute and return the enclosed proxy card in the accompanying postage-paid envelope. You can spare your company the expense of further proxy solicitation by returning your proxy card promptly.

                           FLAG FINANCIAL CORPORATION



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 1999


         The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 1999 Annual Meeting of Shareholders of the Company and at any adjournments or postponements of the Annual Meeting (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, April 21, 1999 at 2:00 p.m. local time at the Company's headquarters, located at 101 North Greenwood Street, LaGrange, Georgia. The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is March 29, 1999.


                                     VOTING

General

         The record date for determining the holders of common stock who are entitled to notice of and to vote at the Annual Meeting is February 26, 1999 (the "Record Date"). Each share of Company common stock entitles its owner to one vote on each matter submitted to the shareholders. On the Record Date, 6,561,879 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Requirements for Shareholder Approval

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the Company will use the proposal receiving the greatest number of all votes cast "for" or "against," as well as any abstentions (including instructions to withhold authority to vote).

         In accordance with Georgia law and the Company's Bylaws, the vote required to elect directors (Proposal 1) is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. If you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. The proposal to amend the Company's 1994 Employees Stock Incentive Plan (Proposal 2) and the proposal to ratify the Board of Directors' appointment of independent accountants for the Company (Proposal 3), will be approved if the votes cast favoring each proposal exceed the votes cast opposing such proposals, provided a quorum is present. As a result, abstentions and "broker non-votes" will have no effect since they are treated as true abstentions and not as negative votes.

Proxies

         The accompanying proxy card is for use at the Annual Meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. Shareholders should specify their choices with regard to the three proposals on the accompanying proxy card. All properly executed and dated proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "FOR" the election of the four director nominees named in Proposal 1, "FOR" the amendment of the Company's 1994 Employees Stock Incentive Plan as described in Proposal 2 and "FOR" the ratification of the Board's selection of independent accountants as described in Proposal 3. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

         The giving of a proxy does not affect the right to vote in person should the shareholder attend the Annual Meeting. Any shareholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Ellison C. Rudd, Secretary of the Company, at 101 North Greenwood Street, LaGrange, Georgia 30240; by executing and delivering to Mr. Rudd a proxy card bearing a later date; or by voting in person at the Annual Meeting.

         In addition to soliciting proxies directly, the Company has requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. The Company also may solicit proxies through its directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

         The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than ten and not more than twenty-five members. The precise number of directors is fixed by the Board of Directors. The directors are divided into three classes as nearly equal in number as possible. The directors in each class are elected by the shareholders for a term of three years or until their successors are elected and qualified. The term of office of one of the classes of directors expires each year at the Annual Meeting of Shareholders, and a new class of either four or five directors is elected by the shareholders each year at that time.

         At the Annual Meeting, the terms of Patti S. Davis, Fred A. Durand, III, James W. Johnson and J. Preston Martin will expire. The Board of Directors has nominated each of these four individuals to stand for re-election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a three-year term that will expire at the 2002 Annual Meeting of Shareholders. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

         The Board of Directors unanimously recommends that shareholders vote FOR the proposal to re-elect Patti S. Davis, Fred A. Durand, III, James W. Johnson and J. Preston Martin as directors of the Company for a three-year term expiring at the 2002 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Information Regarding Nominees and Continuing Directors

         The following table shows certain information regarding the four nominees to serve as directors, as well as the nine incumbent directors whose terms as directors will continue following the Annual Meeting. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.


              PERSONS NOMINATED FOR ELECTION TO SERVE AS DIRECTORS
                  UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS

Name                    Age                                 Business Information
Patti S. Davis          42     Ms. Davis served as Executive Vice President and Chief Financial Officer of
                               Middle Georgia Bankshares, Inc. from 1994 until March 31, 1998 when Middle
                               Georgia Bankshares, Inc. merged with the Company.  Ms. Davis has been
                               Senior Vice President and Chief Financial Officer of Citizens Bank since
                               1990.  Ms. Davis currently serves as Chief Financial Officer, Senior Vice
                               President, Assistant Secretary and as a director of the Company.

Fred A. Durand, III     57     Mr. Durand is President, Chief Executive Officer and a director of
                               Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment in LaGrange, Georgia.  He has been a director of First Flag Bank since 1990 and a director of the Company since 1994.

James W. Johnson        57     Mr. Johnson is owner and President of McCranie Motor and Tractor Company,
                               Inc., a retail seller of tractors and implement equipment in Unadilla,
                               Georgia.  He is the former Chairman of the Board of Middle Georgia
                               Bankshares, Inc. and currently serves as a director of Taylor Regional
                               Hospital in Hawkinsville, Georgia and Rock Tenn Corporation in Norcross,
                               Georgia.  Mr. Johnson has served as a director of the Company since 1998.

J. Preston Martin       45     Mr. Martin served as President of Three Rivers Bancshares, Inc. from 1986 until May 8, 1998 when Three Rivers Bancshares, Inc. merged with the
                               Company.  Mr. Martin served as the President and Chief Executive Officer of
                               Bank of Milan, which was a wholly-owned subsidiary of Three Rivers
                               Bancshares, Inc., from 1985 until Bank of Milan merged with Citizens Bank on January 1, 1999.  Mr. Martin currently serves as Senior Vice President of the Company and as a director of the Company and Citizens Bank.
                               Mr. Martin is President of the Bank of Milan division of Citizens Bank.
                               Mr. Martin also owns 50% of Wheeler County Finance, a small loan company in
                               Alamo, Georgia.


                          DIRECTORS TO SERVE UNTIL THE
                       2001 ANNUAL MEETING OF SHAREHOLDERS

Name                    Age                                  Business Information
Dr. A. Glenn Bailey     64     Dr. Bailey is a physician and surgeon in LaGrange, Georgia.  He is a director and served as President of Clark-Holder Clinic, a medical clinic in
                               LaGrange, Georgia.  He has been a director of First Flag Bank since 1982 and a director of the Company since 1994.

Leonard H. Bateman      50     Mr. Bateman served as President and Chief Executive Officer of Empire Bank
                               Corp. from 1986 until December 11, 1998 when Empire Bank Corp. merged with the Company.  Mr. Bateman served as President and Chief Executive Officer of
                               Empire Banking Company, which was a wholly-owned subsidiary of Empire Bank
                               Corp., from 1986 until January 1, 1999 when Empire Banking Company merged with Citizens Bank.  Mr. Bateman currently serves as Senior Vice President of the Company and as a director of the Company and Citizens Bank.  He is
                               President of the Empire Banking Company division of Citizens Bank.

Kelly R. Linch          56     Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange, Georgia.  He has been a director of First Flag Bank since
                               1986 and a director of the Company since 1994.

J. Daniel Speight, Jr.  42     Mr. Speight served as Chief Executive Officer and as a director of Middle
                               Georgia Bankshares, Inc. from 1989 until March 31, 1998 when Middle Georgia
                               Bankshares, Inc. merged with the Company.  Mr. Speight currently is
                               President and Chief Executive Officer of the Company.  He has been
                               President, Chief Executive Officer and a director of Citizens Bank since
                               1984. He is a director of the Company, First Flag Bank and Citizens Bank.
                               Mr. Speight is also a director of The Bankers Bank in Atlanta, Georgia and
                               Towne Services, Inc. in Norcross, Georgia.


                DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING
                                 OF SHAREHOLDERS

Name                    Age                                 Business Information
Dennis D. Allen         42     Mr. Allen served as President and Chief Executive Officer of The Brown
                               Bank from 1991 until December 31, 1998 when The Brown Bank merged with
                               Citizens Bank.  Mr. Allen currently serves as Senior Vice President of the Company and as a director of the Company and Citizens Bank.  He is
                               President of The Brown Bank division of Citizens Bank.

H. Speer Burdette, III  46     Mr. Burdette is an owner, director, Vice President and Treasurer of J.K.
                               Boatwright & Co., P.C., an accounting firm in LaGrange, Georgia.  He has been a director of First Flag Bank since 1993 and a director of the
                               Company since 1994.

John S. Holle           48     Mr. Holle currently serves as Chairman of the Board of the Company.
                               Mr. Holle served as Chairman, President and Chief Executive Officer of the Company from 1993 until March 31, 1998 when Middle Georgia
                               Bankshares, Inc. merged with the Company.  Mr. Holle has been President,
                               Chief Executive Officer and a director of First Flag Bank since 1985 and
                               Chairman of the Board of First Flag Bank since 1990.  He is also a director of Citizens Bank.  Mr. Holle serves on the Georgia Board of
                               Directors of the Federal Home Loan Bank of Atlanta in Atlanta, Georgia.

John W. Stewart, Jr.    64     Mr. Stewart is an owner, Chairman of the Board and  President of Stewart
                               Wholesale Hardware Company, a wholesale grocery and hardware business in
                               LaGrange, Georgia.  He has been a director of First Flag Bank since 1982 and a director of the Company since 1994.

Robert W. Walters       66     Mr. Walters retired in March 1996 as owner and director of The Mill
                               Store, Inc., a retail and contract floor covering business in LaGrange,
                               Georgia.  He has been a director of First Flag Bank since 1982 and a director of the Company since 1994.



                       EXECUTIVE OFFICERS WHO ARE NOT ALSO
                              NOMINEES OR DIRECTORS

Name                    Age                                 Business Information

Charlie O. Hinely       51     Mr. Hinely serves as Executive Vice President and Chief Operating Officer
                               of the Company.  Mr. Hinely joined the Company in December 1997.  Prior to joining the Company, Mr. Hinely was employed by The Citizens and Southern
                               National Bank in Atlanta, Georgia and was a principal of Bank Management
                               Resources, Inc. in Atlanta, Georgia and LSI Partners, Inc. in Atlanta,
                               Georgia.

Ellison C. Rudd         54     Mr. Rudd serves as Senior Vice President, Treasurer and Secretary of the
                               Company.  He served as Chief Financial Officer and Treasurer of the Company
                               from 1994 until March 31, 1998 when Middle Georgia Bankshares, Inc. merged with the Company.  Mr. Rudd has been Executive Vice President of First Flag
                               Bank since 1993 and Chief Financial Officer and Treasurer of First Flag
                               Bank since 1989.  Mr. Rudd also serves as Senior Vice President and
                               Treasurer of Citizens Bank.

         J. Daniel Speight, Jr. and Patti S. Davis are first cousins.

Management Stock Ownership

         The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director of the Company, each executive officer and all executive officers and directors as a group as of the Record Date. Information relating to beneficial ownership of Company common stock is based upon "beneficial owner" concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                             Amount and
                                        Nature of Beneficial       Percent
          Name                                Ownership          of Total (%)
          ----                                ---------          ------------

(a)    Directors
       Dennis D. Allen                     22,510        (1)         0.34
       Dr. A. Glenn Bailey                 92,577        (2)         1.41
       Leonard H. Bateman                  10,625        (3)         0.16
       H. Speer Burdette, III              24,727        (4)         0.37
       Patti S. Davis                     145,868        (5)         2.21
       Fred A. Durand, III                 32,728        (6)         0.50
       John S. Holle                       88,246.862    (7)         1.34
       James W. Johnson                   150,103        (8)         2.29
       Kelly R. Linch                      58,677        (9)         0.89
       J. Preston Martin                  287,000       (10)         4.37
       J. Daniel Speight, Jr.             261,088       (11)         3.94
       John W. Stewart, Jr.                29,941.459   (12)         0.45
       Robert W. Walters                  140,871.063   (13)         2.14

(b)    Executive Officers
       Charles O. Hinely                       10       (14)         0.00
       Ellison C. Rudd                     34,766.368   (15)         0.53

(c)    All Directors and Executive
       Officers as a group
       (15 persons)                     1,379,738.752               21.03

-------------------

(1)      Consists of 22,510 shares held by Mr. Allen.

(2) Consists of (i) 36,555 shares held by Dr. Bailey, (ii) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared,
         (iii) 975 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, (iv) 1,125 shares held by a broker for the benefit or Chattahoochee Land Investment as to which beneficial ownership is shared, and (v) 18,867 shares subject to immediately exercisable options.

(3) Consists of (i) 5,525 shares held by Mr. Bateman and (ii) 5,100 shares held by Mr. Bateman's spouse as to which beneficial ownership is shared.

(4) Consists of (i) 1,330 shares held by brokers for the benefit of Mr. Burdette, (ii) 4,530 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (iii) 18,867 shares subject to immediately exercisable options.

(5) Consists of (i) 108,439 shares held by Ms. Davis, (ii) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis,
         (iii) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared and (iv) 25,500 shares subject to immediately exercisable options. Ms. Davis is also an executive officer of the Company.

(6) Consists of (i) 13,696 shares held by a broker for the benefit of Mr. Durand, (ii) 165 shares held by a broker for the benefit of Mr. Durand's spouse as to which beneficial ownership is shared, and (iii) 18,867 shares subject to immediately exercisable options.

(7) Consists of (i) 15,000 shares held by Mr. Holle, (ii) 382.162 shares issued to Mr. Holle pursuant to the Company's dividend reinvestment plan, (iii) 27,864.699 shares issued pursuant to the Company's Profit Sharing Plan, and (iv) 45,000 shares subject to immediately exercisable options. Mr. Holle is also an executive officer of the Company.

(8) Consists of (i) 58,377 shares held by Mr. Johnson, (ii) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, (iii) 84,010 held by McCranie Motor and Tractor Company, Inc. Profit Sharing Plan for the benefit of Mr. Johnson, and (iv) 5,000 shares subject to immediately exercisable options.

(9) Consists of (i) 33,750 shares held by Mr. Linch, (ii) 6,060 shares held by a broker for the benefit of Mr. Linch, and (iii) 18,867 shares subject to immediately exercisable options.

(10) Consists of 287,000 shares held by a broker for the benefit of Mr. Martin. Mr. Martin is also an executive officer of the Company.

(11) Consists of (i) 99,997 shares held by Mr. Speight, (ii) 49,498 shares held by a broker for the benefit of Mr. Speight, (iii) 2,362 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (iv) 589 shares held by Mr. Speight as trustee for Anna Davis, (v) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for Alex Speight,
         (vi) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for J. Daniel Speight, III, (vii) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (viii) 34,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, and (ix) 63,000 shares subject to immediately exercisable options. Mr. Speight is also an executive officer of the Company.

(12) Consists of (i) 9,486 shares held by Mr. Stewart, (ii) 15 shares held by Mr. Stewart as custodian for Tristain Daugherty, (iii) 1,573.268 shares issued to Mr. Stewart pursuant to the Company's dividend reinvestment plan, (iv) 0.191 shares issued to Mr. Stewart as custodian for Tristain Daugherty pursuant to the Company's dividend reinvestment plan, and (v) 18,867 shares subject to immediately exercisable options.

(13) Consists of (i) 37,875 shares held by Mr. Walters, (ii) 41,700 shares held jointly by Mr. Walters and his spouse, (iii) 42,000 shares held by Mr. Walters' spouse as to which beneficial ownership is shared, (iv) 375 shares held by Mr. Walters as custodian for Myles D. Oliver, (v)
         54.063 shares issued to Mr. Walters as custodian for Myles D. Oliver pursuant to the Company's dividend reinvestment plan, and (vi) 18,867 shares subject to immediately exercisable options.

(14)     Consists of 10 shares held by Mr. Hinely.

(15) Consists of (i) 10,000 shares held by Mr. Rudd, (ii) 4,000 shares held by a broker for the benefit of Mr. Rudd, (iii) 15,141.3681 shares issued pursuant to the Company's Profit Sharing Plan, and (iv) 5,625 shares subject to immediately exercisable options.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the full Board and through joint committees of the Boards of Directors of the Company and its subsidiary banks. The Company's committees include an Audit and Exam Committee, a Benefits and Compensation Committee, and an Executive Committee. During 1998, the Board of Directors held nine meetings, the Audit and Exam Committee held five meetings, the Benefits and Compensation Committee held five meetings, and the Executive Committee held ten meetings. Each director attended at least 75% of all meetings of the full Board of Directors and of each committee of the Board of which he or she is a member.

         The Audit and Exam Committee is responsible for reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of the Company's internal accounting controls; approving professional services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. The Audit and Exam Committee members are H. Speer Burdette, III, Patti S. Davis, Fred A. Durand, III, John S. Holle, Kelly R. Linch, Michael S. Moyer, Ellison C. Rudd and J. Daniel Speight, Jr.

          The Benefits and Compensation Committee is responsible for setting the compensation and benefits of the executive officers and other employees of the Company and its subsidiaries. The Benefits and Compensation Committee members are Dr. A. Glenn Bailey, Fred A. Durand, III and James W. Johnson

          The Executive Committee is authorized, within certain limitations, to exercise all of the authority of the Board of Directors between Board meetings. Among other functions, the Executive Committee reviews, on a monthly basis, the reports of the loans made and savings activities during the preceding month. The Executive Committee also reviews and ratifies any investments made by the Company. The Executive Committee consists of H. Speer Burdette, III, John S. Holle, J. Daniel Speight, Jr. and John W. Stewart, Jr.

         The Board of Directors as a whole functions as a nominating committee to select management's nominees for election as directors of the Company. The Board of Directors will consider nominees recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Section
2.14 of the Bylaws of the Company. See "Shareholders' Proposals for 2000 Annual Meeting" below.

Director Compensation

         The payment of Board fees was changed after first quarter 1998 as a result of the merger with Middle Georgia Bankshares, Inc. The seven non-employee members receive $3,000 per quarter, which includes all board meetings and assigned committee meetings for the Company and any subsidiary bank board. Two directors serving on the Executive Committee who are not also employees of the Company receive an additional $750 per quarter. The Company paid a total of $67,500 in directors' fees in 1998. Directors who are employees of the Company or its subsidiaries receive no directors' fees.

         Previously, directors who were not employees of the Company or its subsidiary banks received a fee of $500 per Board meeting if in attendance. Members of the Executive Committee who were not employees received a fee of $200 per committee meeting attended, and members of other Board committees who were not employees received a fee of $100 per committee meeting attended. Additionally, Loan Committee meetings are held weekly among loan origination personnel, with one director in attendance at each such meeting. Directors who were not employees received a fee of $50 per Loan Committee meeting which they attend.

         Pursuant to the Company's 1994 Directors Stock Incentive Plan (the "Directors Stock Plan"), the Company granted options in March 1994 for the purchase of 5,000 shares of common stock to each of the eight directors who were not employees of the Company or any of its subsidiaries on the date of grant. Similarly, the Directors Stock Plan provides that each person who thereafter becomes a director of the Company and who is not an employee of the Company or any of its subsidiaries will be granted an option for the purchase of 5,000 shares of common stock upon the commencement of his or her service as a director. Additionally, the Directors Stock Plan provides that as of each March 1st, starting at March 1, 1995 and ending on March 1, 2004, the non-employee directors as a group on each such date will be entitled to receive options for the purchase of 6,000 shares of common stock which shall be divided equally among them, but only if the Company's book value as of the December 31st immediately preceding such March 1st equals or exceeds 106% of the Company's book value as of the prior December 31st. Since a change of control of the Company (as defined in the Directors Stock Plan) occurred on March 31, 1998 when Middle Georgia Bankshares, Inc. merged with the Company, all of the options that remained under the Directors Stock Plan at that time (48,624 shares) were granted to and divided equally among all of the non-employee directors as of March 30, 1998. In December 1998, the Company added 15,000 shares to be issued under the Directors Stock Plan. In accordance with the Directors Stock Plan, options for the purchase of 857 shares were granted to each of the seven non-employee directors as of March 1, 1999. All options were granted at an exercise price equal to the fair market value of a share of common stock on the date of grant. The options vested when they were granted and have a term of ten years.

         Effective as of February 3, 1995, First Flag Bank established a Director Indexed Fee Continuation Program (the "First Flag Bank Director Program") to provide retirement benefits to the directors of First Flag Bank (as well as a similar plan for certain executive officers of First Flag Bank). The index used by the First Flag Bank Director Program is the earnings on life insurance policies purchased on the directors' lives. First Flag Bank retains the tax-free build-up of cash surrender value in the policies up to the after-tax opportunity costs for premiums paid on the policies. Any remaining earnings from the policies are accrued to deferred compensation liability accounts for the directors. The earnings in a director's account are payable in ten annual installments commencing 30 days following the director's retirement as a director. As of December 31, 1998, First Flag Bank accrued $61,401 for the benefit of directors and executive officers and expensed $47,714.

         Effective February 13, 1995, Citizens Bank established a Director Indexed Fee Continuation Program (the "Citizens Bank Director Program") to provide retirement benefits to the directors of Citizens Bank (as well as a similar plan for certain executive officers of Citizens Bank). The Citizens Bank Director Program is substantially the same as the First Flag Bank Director Program. As of December 31, 1998, Citizens Bank accrued $13,989 for the benefit of Citizens Bank directors and executive officers and expensed $11,260.


                   Benefits AND COMPENSATION Committee Reports
                            on Executive Compensation

     The Benefits and Compensation Committee (the "Committee") of the Board of Directors of the Company consists of three non-employee directors, Dr. A. Glenn Bailey, Fred A. Durand, III, and James W. Johnson. Mr. Durand serves as Chairman.

    The Committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives, including the Chairman, President and Chief Executive Officer, and the other named executive officers. In carrying out these responsibilities, the Committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the Committee's decisions are reviewed and approved or ratified by the Board of Directors.

Base Salaries

         The salaries of the Chairman and President and Chief Executive Officer are evaluated solely by the Committee. Salaries for the other named executive officers generally are recommended by the Chairman and President and Chief Executive Officer and reviewed by the Committee. The named executive officers and their salaries are listed in the Summary Compensation Table. In each case, salaries are based principally on a subjective review of the executive's individual performance and degree of experience and are also designed to be competitive with salaries paid to executives in similar positions in financial institutions of comparable asset size.

Annual Incentives

         One of the Committee's objectives in managing executive compensation is to link directly a significant portion of executive pay to Company performance. Messrs. Holle and Speight and the other named executives are therefore eligible to receive bonuses based upon the Company's achievement of annual earnings and goal targets established by the Committee.

Long-term Incentives

         Another major objective of the Committee in managing executive compensation is to reward executives for increasing the value of the Company to its shareholders. The FLAG Financial Corporation 1994 Employees Stock Incentive Plan (the "Plan") was adopted by the Board of Directors on February 17, 1994 and approved by shareholders as of April 20, 1994. The Plan accomplishes this objective by providing executives with opportunities to earn and acquire a meaningful ownership interest in the Company. The Committee is authorized to make awards of stock options and other stock-based incentives and has the sole authority to select the officers and other key employees to whom awards may be made under the Plan. Because the value of stock options and other stock awards is determined by the price of the common stock, the Committee believes these awards benefit stockholders by linking a potentially significant portion of executive pay to the performance of the common stock. In addition, the Plan assists the Company in attracting and retaining key employees and providing a competitive compensation opportunity. Awards made under the Plan for 1998 are disclosed in the "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

Benefits

         In general, the benefit plans provided to key employees, such as health care, life insurance, profit sharing and 401(k), are intended to provide an adequate retirement income as well as financial protection against illness, disability or death. Benefits offered to the named executive officers and other executives are substantially the same as those provided to all employees, with some variation.

Executive Compensation

         In determining the compensation of the Chairman and the President and Chief Executive Officer, the Committee is guided by the Company's compensation philosophy as described in this report, the Company's performance and competitive practices. In 1998, Mr. Holle received an increase in base salary of approximately 21%. Mr. Speight's base salary for 1998 was established prior to the merger of Middle Georgia Bankshares, Inc.
with the Company.

Summary

         The Company's executive compensation program encourages executives to manage the Company's profitability and to increase the value of the business to the shareholders. The increasing emphasis on annual and long-term incentives is consistent with the Committee's policy of linking pay to performance and increasing shareholder value. The Committee believes this approach provides competitive compensation and is in the best interest of the stockholders. The Committee will continue to monitor the effectiveness of the executive compensation program and will initiate changes as it deems appropriate.

         Submitted by the Benefits and Compensation Committee of the Board of Directors of FLAG Financial Corporation.

                  Fred A. Durand, III, Chairman
                  Dr. A. Glenn Bailey
                  James W. Johnson

                               PERFORMANCE GRAPH

     The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the Naadaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from December 31, 1993 to December 31, 1998. The Performance Graph assumes reinvestment of dividends, where applicable.


          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                    FLAG Financial Corporation    Nasdaq Stock Market (U.S. Companies)    Nasdaq Bank Stocks
December 31, 1993             $100.0                             $100.0                        $100.0
December 31, 1994             $ 99.0                             $ 97.8                        $ 99.6
December 31, 1995             $166.3                             $138.3                        $148.4
December 31, 1996             $130.2                             $170.0                        $195.9
December 31, 1997             $266.4                             $208.3                        $328.0
December 31, 1998             $217.4                             $293.5                        $325.4



                                           1993      1994      1995      1996      1997      1998
                                           ----      ----      ----      ----      ----      ----
FLAG Financial Corporation..............  $100.0    $ 99.0    $166.3    $130.2    $266.4    $217.4
Nasdaq Stock Market (U.S. Companies)....  $100.0    $ 97.8    $138.3    $170.0    $208.3    $293.5
Nasdaq Bank Stocks......................  $100.0    $ 99.6    $148.4    $195.9    $328.0    $325.4

                             EXECUTIVE COMPENSATION

Summary of Compensation

         The following table shows certain information for the fiscal years indicated concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned over $100,000 in salary and bonus during 1998 (the "Named Executive Officers").

     John S. Holle served as Chairman of the Board, President and Chief Executive Officer of the Company until March 31, 1998. Upon completion of the merger of Middle Georgia Bankshares, Inc. with the Company on March 31, 1998, Mr. Holle became Chairman of the Company and J. Daniel Speight, Jr. became President and Chief Executive Officer of the Company. Mr. Speight and Patti S. Davis were not executive officers of the Company prior to the merger of Middle Georgia Bankshares Inc. with the Company. J. Preston Martin became an executive officer of the Company on May 8, 1998 when Three Rivers Bancshares, Inc. merged with the Company.


                           Summary Compensation Table

                                                                                       Long-Term
                                             Annual Compensation(1)               Compensation Awards
                                             ----------------------               -------------------
                                                                              Securities
Name and                                                                  Underlying Options      All Other
Principal Position                      Year   Salary ($)    Bonus ($)      (# of shares         Compensation
------------------                      ----   ----------    ---------      ------------         ------------
J. Daniel Speight, Jr.,                 1998    $215,000     $29,025            81,750            $5,963   (2)
-----------------------
President and Chief Executive
Officer of the Company, President
and Chief Executive Officer of
Citizens Bank

John S. Holle,                          1998    $175,000     $20,200            62,250           $17,461   (3)
--------------                          1997     144,200       8,750             7,500           $16,348
Chairman of the Board of the            1996     140,000           0                 0           $15,902
Company, Chairman, President and
Chief Executive Officer of First
Flag Bank

J. Preston Martin,                      1998    $158,000     $36,000 (4)        24,000            $  325   (5)
------------------
Senior Vice President of the
Company

Patti S. Davis,                         1998    $125,000     $21,625              28,500          $3,732   (6)
----------------
Senior Vice President, Chief
Financial Officer and Assistant
Secretary of the Company and
Senior Vice President and Chief
Financial Officer of Citizens Bank

                                       16

Ellison C. Rudd,                        1998    $125,000     $12,350              13,500         $12,517   (7)
----------------                        1997     103,000       6,250               5,625          12,275
Senior Vice President, Secretary        1996     100,000           0                   0          11,692
and Treasurer of the Company;
Executive Vice President, Chief
Financial Officer and Treasurer of
First Flag Bank and Senior Vice
President and Treasurer of
Citizens Bank

-------------------

(1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(2) Consists of contributions of $5,000 to the Company's Profit Sharing Plan and 401(k) Plan and $963 for insurance premiums for term and other life insurance.

(3)      For 1998, 1997 and 1996, consists of contributions of $14,633,  $13,734 and $13,809, respectively, to the Company's Profit Sharing Plan and 401(k) Plan and $2,828, $2,614 and $2,093, respectively, for insurance premiums for term and other life insurance.

(4)      The bonus for Mr. Martin was accrued in 1998 and payable in 1999.

(5) Consists of contribution of $325 for life insurance premiums for term life insurance.

(6) Consists of contributions of $3,478 to the Company Profit Sharing Plan and 401(k) Plan and $259 for life insurance premiums for term and other life insurance.

(7)      For 1998, 1997 and 1996, consists of contributions of $11,346,  $11,389 and $13,434, respectively, to the Company's Profit Sharing Plan and 401(k) Plan and $1,171, $886, $477, respectively, for life insurance premiums for term and other life insurance.

                        Option Grants in Last Fiscal Year

         The following table provides details regarding stock options granted to the Named Executive Officers in 1998.

                                             Individual Option Grants

                                                                                                 Potential Realizable
                                                                                               Value at Assumed Annual
                                                                                                 Rate of Stock Price
                                                                                               Appreciation for Option
                                                 Individual                                            Term (3)
                         ------------------------------------------------------------------   ---------------------------
                                                 % of Total
                                    Securities     Options
                                    Underlying   Granted to
                                      Options     Employees   Exercise or
                         Date of      Granted     in Fiscal    Base Price     Expiration
         Name              Grant      (#)(1)      Year (%)     ($/Sh)(2)         Date               5%           10%
         ----              -----      ------      --------     ---------         ----               --           ---
J. Daniel Speight, Jr.   04/01/98     63,000       17.33% (*)    13.2500        04/01/08         $524,084     $1,330,341
                         12/11/98      7,500        2.06%        12.1250        12/11/08           57,191       144,927
                         12/18/98      3,750        1.03%        12.6250        12/18/08           29,774        75,452
                         12/31/98      7,500        2.06%        11.5000        12/31/08           54,243       137,453

John S. Holle            04/01/98     37,500       10.32%(*)     13.2500        04/01/08         $312,485      $791,870
                         04/20/98      6,000        1.65%        13.3333        04/20/08           50,314       127,496
                         12/11/98      7,500        2.06%        12.1250        12/11/08           57,191       144,927
                         12/18/98      3,750        1.03%        12.6250        12/18/08           29,774        75,452
                         12/31/98      7,500        2.06%        11.5000        12/31/08           54,243       137,453


J. Preston Martin        05/13/98      6,000        1.65%        13.3333        05/13/08          $50,314      $127,496
                         12/11/98      7,500        2.06%        12.1250        12/11/08           57,191       144,927
                         12/18/98      3,000        0.83%        12.6250        12/18/08           23,820        60,363
                         12/31/98      7,500        2.06%        11.5000        12/31/08           54,243       137,453


Patti S. Davis           04/01/98     25,500        7.02%(*)     13.2500        04/01/08         $212,490      $538,471
                         12/18/98      3,000        0.83%        12.6250        12/18/08           23,820        60,363


Ellison C. Rudd          04/20/98     10,500        2.89%        13.3333        04/20/08          $88,049      $223,123
                         12/18/98      3,000        0.83%        12.6250        12/18/08           23,820        60,363

------------------------ ---------- ------------ ------------ ------------- --------------- -- ------------- ------------


(1) All of the options were granted under the Company's 1994 Employees Stock Incentive Plan. Options vest in 25% increments on anniversary of grant. Options marked with an asterisk (*) are currently exercisable as a result of the merger of Middle Georgia Bankshares, Inc. with the Company.

(2) Option holders can pay the exercise price by delivery of already-owned shares. Option holders can pay tax withholding obligations related to exercise of the options by offset of the underlying shares, subject to certain conditions.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of the Company's common stock.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

         The following table shows the number of shares underlying stock options held by the Named Executive Officers as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's common stock. No stock options were exercised by the Named Executive Officers in 1998.

                                                            Number of Securities         Value of Unexercised In-the-
                                                           Underlying Unexercised              Money Options at
                           Shares                      Options at December 31, 1998         December 31, 1998(1)
                        Acquired on       Value        -----------------------------        --------------------
         Name           Exercise (#)   Realized ($)    Exercisable     Unexercisable     Exercisable    Unexercisable
         ----           ------------   ------------    -----------     -------------     -----------    -------------

J. Daniel Speight, Jr.      0             $0              63,000           18,750                0            0

John S. Holle               0             $0              45,000           24,750           30,000            0

J. Preston Martin           0             $0                   0           24,000                0            0

Patti S. Davis              0             $0              25,500            3,000                0            0

Ellison C. Rudd             0             $0               5,625           13,500           22,500            0

-------------------

(1) The closing price of the Company's common stock, as reported by The Nasdaq Stock Market on December 31, 1998, was $11.50. The value is calculated on the basis of the difference between the option per share price and $11.50 per share, multiplied by the number of shares of common stock underlying the option.

Employment Agreements

         The Company entered into Employment Agreements with J. Daniel Speight, Jr., John S. Holle, Patti S. Davis and Ellison C. Rudd, effective as of April 1, 1998. Each of the Employment Agreements provides for an initial term of three years. The three-year term automatically renews each day after the effective date so that the term remains a three-year term until either party notifies the other that the automatic renewals should discontinue. The Employment Agreements provide for an annual salary which is reviewed at least annually by the Board of Directors of the Company. The Employment Agreements also provide for the employees to participate in any bonus, stock option or other executive compensation programs available to senior management of the Company. Information regarding the annual salary and bonus paid to J. Daniel Speight, Jr., John S. Holle, Patti S. Davis and Ellison C. Rudd for 1998 pursuant to the Employment Agreements is set forth in the Summary Compensation Table above. The Employment Agreements provide that the employee is entitled to the use of an automobile, reimbursement of club fees and dues, and participation in all group employee benefit plans.

         The  Employment   Agreements  state  that  in  the  event  the  Company
terminates employment for any reason other than "cause" (as defined in the Employment Agreements), the employee is entitled to receive a severance payment in a lump sum amount equal to the employee's average monthly compensation multiplied by the number of months remaining the term of the Employment
Agreement. If there are less than twelve months remaining in the term of the Employment Agreement, the employee will receive a lump sum payment of his or her average monthly compensation multiplied by twelve. The employees also are entitled to receive certain benefits for at least twelve months or until the end of the term of the Employment Agreement, whichever is greater.

         Pursuant to the terms of the Employment Agreements, during the term of the Employment Agreement and for twelve months following the termination of the Employment Agreement, the employee agrees not to compete with the Company or solicit any of its customers or employees. The agreement not to compete and not to solicit customers or employees does not apply if (i) the Company terminates the employee without "cause," (ii) the Company experiences a "change of control" (as defined in the Employment Agreement) or (iii) the employee terminates the Employment Agreement for "cause."

         The Company entered into a Separation Agreement with J. Preston Martin effective May 13, 1998. Pursuant to the Separation Agreement, Mr. Martin will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event that Mr. Martin is involuntarily terminated as such term is defined in the Separation Agreement. In the Separation Agreement, Mr. Martin covenants not to compete with the Company during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement or the termination of Mr. Martin's status as an employee of the Company.

Pension Plan

         The Company terminated its non-contributory defined benefit plan (the "Pension Plan") effective May 1, 1998. As of December 31, 1998, the Company distributed to each participant in the Pension Plan a cash payment in the amount of the contribution the Company had made on behalf of that participant. Participants in the Pension Plan had a choice of receiving cash, having the cash placed in the Company's 401(k) savings plan or having the cash placed in an individual retirement account. Mr. Holle received a payment in the amount of $182,284.06 and Mr. Rudd received a payment in the amount of $60,608.52. The Company purchased annuities for active retirees under the Pension Plan.

Loans to Management

         Directors, executive officers and principal shareholders of the Company and the subsidiary banks of the Company (the "FLAG Banks") and their associates have been customers of the FLAG Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the future. In accordance with applicable federal laws and regulations, all loans by the FLAG Banks to such persons are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve more than the normal risk of collectibility or embody other unfavorable features, and comply with specified quantitative limits imposed by such federal laws and regulations. At December 31, 1998, the aggregate amount of loans and extensions of credit outstanding to such persons was approximately $728,698.13, which represented 1.5% of the total equity capital of the FLAG Banks as of such date.

         None of the FLAG Banks' loans outstanding at any time during or subsequent to 1998 to directors, executive officers or principal shareholders of the Company or the FLAG Banks or their associates is or has been on past due or non-accrual status, has been restructured, or is considered by the FLAG Banks to be a problem loan.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder, require the Company's directors and executive officers and any persons who beneficially own more than 10% of the Company's common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of common stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons beneficially owning more than 10% of such stock are required by applicable regulations to furnish the Company with copies of all
Section 16(a) reports they filed. To the Company's knowledge, no person beneficially owned more than 10% of the Company's common stock during 1998. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required of those persons, the Company believes that during 1998, all of its directors and executive officers complied with applicable Section 16(a) filing requirements.


                        PROPOSAL 2 - APPROVAL OF PROPOSED
                              AMENDMENT TO THE 1994
                         EMPLOYEES STOCK INCENTIVE PLAN

           The Board of Directors has adopted, subject to shareholder approval at the Annual Meeting, an amendment to the FLAG Financial Corporation 1994 Employees Stock Incentive Plan (the "Employees Stock Plan"). If approved by the shareholders, the proposed amendment to the Employees Stock Plan will be effective as of March 15, 1999.

           The Employees Stock Plan is intended to further the growth and development of the Company by allowing certain employees of the Company (or any parent or subsidiary companies) to obtain a proprietary interest in the Company through the grant or purchase of common stock. The Company believes that the Employees Stock Plan aids in attracting and retaining such individuals and in stimulating the efforts of such individuals for the success of the Company.

           The following is a summary of the Employees Stock Plan and the proposed amendment that would increase from 525,000 to 914,000 (subject to adjustment as described below) the number of shares of Company common stock authorized to be issued upon exercise or grant of Stock Rights under the Employees Stock Plan and to provide that the maximum number of shares of common stock with respect to one or more options that may be granted during any one calendar year under the Employees Stock Plan to any one participant is 100,000 shares.

The following is a summary of the principal features and effects of the Employees Stock Plan and is subject to, and qualified in its entirety by reference to, the text of the Employees Stock Plan. A copy of the full text of the Employees Stock Plan, as proposed to be amended, will be furnished to any shareholder upon written request made to the Secretary of the Company.

Types of Awards

           Incentive  stock  options   ("ISOs"),   nonqualified   stock  options
("NQSOs"), and restricted stock awards may be granted under the Employees Stock Plan (collectively, "Stock Rights").

Administration

           The Employees Stock Plan is administered by a committee consisting of two or more individuals appointed by the Board of Directors of the Company from among its members (the "Employees Stock Plan Committee"). Each member of the Employees Stock Plan Committee must be (i) an "outside director" as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and (ii) a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, or any successor provision. The Board from time to time may remove members from, or add members to, the Employees Stock Plan Committee, and vacancies will be filled by the Board.

           The Employees Stock Plan Committee has authority (i) to determine the individuals to whom Stock Rights will be granted from among those individuals who are eligible, as well as the terms of Stock Rights and the number of shares of common stock in connection with such Stock Rights, (ii) to determine whether an option will constitute an ISO intended to qualify under Section 422 of the Code or an NQSO, and (iii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the Employees Stock Plan.

Eligibility and Grants of Stock Rights

           Under the terms of the Employees Stock Plan, all employees of the Company (and any parent or subsidiary corporations), including such employees who are also members of the Board (or of the board of directors of a parent or subsidiary corporation) are eligible for consideration for the granting of Stock Rights by the Employees Stock Plan Committee. As of March 15, 1999 there were approximately 285 employees of the Company and the Banks, all of whom are eligible to participate in the Employees Stock Plan.

Shares Available

           The maximum number of shares of common stock with respect to which Stock Rights may be granted under the Employees Stock Plan currently is 525,000. If the proposed amendment is approved by the shareholders at the Annual Meeting, such number will be increased to 914,000 (subject to adjustment), and the maximum number of shares of common stock with respect to one or more options that may be granted during any one calendar year under the Employees Stock Plan to any one participant will be 100,000 shares. If any Stock Right terminates or is canceled for any reason without having been exercised or vested in full, the shares of common stock not issued will then become available for additional grants of Stock Rights under the Employees Stock Plan.

Terms of Options

         Option Price. The purchase price of the common stock underlying each option granted under the Employees Stock Plan will be the fair market value of the common stock on the date the option is granted, unless otherwise determined by the Employees Stock Plan Committee. However, the option price for ISOs may not be less than 100% (110% for shares subject to an optionee who owns more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation of the Company) of the fair market value of common stock on the date the ISO is granted.

         Vesting. Each agreement evidencing an option granted under the Employees Stock Plan must state the terms and conditions upon which the option will vest and become exercisable, as determined by the Employees Stock Plan Committee.

         Term and Exercise of Options. Each option granted under the Employees Stock Plan may be exercised on such dates, during such periods and for such number of shares as determined by the Employees Stock Plan Committee and as specified in each option agreement. The term of any option will be determined by the Employees Stock Plan Committee, but the term may not exceed 10 years from the date of grant (or 5 years in the case of ISOs granted to optionees who own more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary corporation of the Company). No option may be granted under the Employees Stock Plan after March 16, 2004, 10 years after the Employees Stock Plan was originally adopted by the Board. An option granted under the Employees Stock Plan may be exercised for less than the full number of shares of common stock subject to such option, provided that no option may be exercised for less than (i) 100 shares or (ii) the total remaining shares subject to the option, if less than 100 shares. Upon exercise of an option, an option holder must pay for the common stock subject to the exercise. Payment may be made in cash, in property, in common stock (including the retention by the Company of optional shares of common stock with a fair market value equal to the exercise price), by performance of services (if acceptable to the Employees Stock Plan Committee and allowed under applicable law), or by a combination of the foregoing.

         Transfers. No option granted under the Employees Stock Plan is assignable or transferable by the optionee except by will or the laws of descent and distribution; provided, however, that the Employees Stock Plan Committee may (but need not) permit other transfers where the Employees Stock Plan Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any option intended to be an ISO to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable options. During the lifetime of an optionee, the option shall be exercisable only by the optionee or such permitted transferee (unless such person is incapacitated and unable to exercise options). To the extent that an option has not been distributed to the person acquiring the option after the death of the optionee by bequest or inheritance, the option may be exercised by the executor or administrator of the optionee's estate.

         Termination of Employment. Vested ISOs must be exercised within the earlier of: (i) three months after an employee optionee ceases to be in the employ of the Company or any parent or subsidiary for any reason other than death or disability; (ii) the expiration date of the option; (iii) immediately upon termination of employment with the Company or a parent or subsidiary for cause; (iv) one year after termination of employment with the Company or a parent or subsidiary because of disability unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while in the employ of the Company or a parent or subsidiary, (b) within three months after termination of employment with the Company or a parent or subsidiary, or (c) within one year after employment with the Company or a parent or subsidiary terminated due to disability. However, the Employees Stock Plan Committee may provide different exercise expiration periods with respect to NQSOs granted under the Employees Stock Plan.

Terms of Restricted Stock

         Vesting. Restricted stock granted under the Employees Stock Plan shall be subject to such restrictions as the Employees Stock Plan Committee shall determine and shall be subject to forfeiture by the recipient until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited.

         Transfers. The Employees Stock Plan does not permit a recipient to sell, assign or otherwise transfer restricted stock prior to the time all restrictions have lapsed or are satisfied except in the event of death (if death does not result in forfeiture of the restricted stock). See "Termination of Employment" below.

         Termination of Employment. Generally, the termination of the recipient's employment with the Company or any subsidiary for any reason (other than a "change of control" of the Company or its affiliates, as defined in the Employees Stock Plan) will result in forfeiture of any restricted stock for which the restrictions have not lapsed, although the Employees Stock Plan Committee may provide otherwise.

         Custodian. Shares of restricted stock may be deposited with a custodian until they become nonforfeitable.

Amendment and Termination

         The Board may amend or terminate the Employees Stock Plan at any time, provided that (i) no amendment may be effected without the approval of the option holders or restricted stock recipients if such amendment would affect in any way the rights of such option holders or restricted stock recipients under the Employees Stock Plan, and (ii) no amendment may be effected without the approval of the shareholders of the Company if (1) the amendment would cause the applicable portions of the Employees Stock Plan to fail to qualify as an "incentive stock option plan" pursuant to Section 422 of the Code, (2) the amendment would materially increase the benefits accruing to participants under the Employees Stock Plan, (3) the amendment would materially increase the number of securities which may be issued under the Employees Stock Plan, (4) the amendment would materially modify the requirements as to eligibility for participation in the Employees Stock Plan, or (5) the amendment would modify the material terms of the Employees Stock Plan within the meaning of regulations under Section 162(m) of the Code.

        The Employees Stock Plan will terminate on the later of (i) the complete exercise or lapse of the last outstanding Stock Right granted under the Employees Stock Plan, or (ii) the last date upon which options may be granted under the Employees Stock Plan (March 16, 2004), subject to its earlier termination by the Board at any time.

Reload Options

         All options granted under the Employees Stock Plan shall be accompanied by a reload option. A reload option is an option that is granted to an optionee who pays for exercise of all or part of an option with shares of common stock and is for the same number of shares as is exchanged in payment for the exercise of the option. The reload option is granted as of the date of the payment made in shares of common stock and is subject to all of the same terms and conditions as the original option which was exercised, except that the exercise price for each share of common stock subject to the reload option shall be the fair market value of such a share on the date the reload option is granted and the term of any reload option shall not extend beyond the original term of the option with respect to which such reload option was granted. An optionee who pays for the exercise of a reload option with shares of common stock is entitled to a successive reload option. For purposes of granting reload options, the retention of optioned shares by the Company shall be treated as a payment for exercise with shares of common stock.

Adjustments

         In the event of changes in the number of outstanding shares of common stock by reason of stock dividends, splits, or combinations, or recapitalizations or reclassifications, an appropriate and equitable adjustment will be made by the Employees Stock Plan Committee to the number and kind of shares subject to Stock Rights (and, as to options, to the option price), and to the number and kind of shares remaining available for issuance pursuant to Stock Rights granted under the Employees Stock Plan.

         Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, transfer of stock or transfer of the assets of the Company, the Employees Stock Plan Committee may, in its discretion, declare that (i) outstanding options are nonforfeitable and exercisable; (ii) outstanding options apply to the securities of the resulting corporation; and/or (iii) outstanding options are nonforfeitable and are to be terminated after giving at least 30 days' notice to the option holders. If the Company is dissolved, all of the rights of all optionees will become immediately nonforfeitable and exercisable through the date of dissolution.

Federal Income Tax Consequences

         The Company intends that part of the Employees Stock Plan qualify as an incentive stock option plan and that any option granted in accordance with such portion of the Employees Stock Plan qualify as an ISO, all within the meaning of
Section 422 of the Code. The tax effects of any other stock option granted under the Employees Stock Plan shall be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of Stock Rights.

         ISOs. An option holder has no tax consequences upon issuance or, generally, upon exercise of an ISO. An option holder will recognize income when he or she sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the common stock pursuant to the exercise of the ISO.

         If an option holder disposes of the common stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold, This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.

         For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described in the immediately preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of an NQSO or on the open market, he or she generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option's exercise) is considered exchanged under Section 1036 of the Code and the rulings thereunder; these new shares receive the same holding period and the same basis that the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder's holding period with respect to such shares commences upon exercise.

         An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the common stock subject to ISOs which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to an NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSOs.

         Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income and may cause the option holder to incur an alternative minimum tax liability in the year of exercise.

         There will be no tax consequences to the Company upon the issuance or, generally, upon the exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company will have a deduction in the same amount.

        NQSOs. Neither the Company nor the option holder has income tax consequences from the issuance of NQSOs. Generally, in the tax year when an option holder exercises NQSOs, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

        If an option holder exercises an NQSO by paying the option price with previously acquired common stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

        The new shares equal to the number of the older shares tendered will receive the same basis the option holder had in the older shares, and the option holder's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon the exercise of the option.

        Restricted Stock. A holder of restricted stock will recognize income upon its receipt, but generally only to the extent that it is not subject to a substantial risk of forfeiture. If the restricted stock is subject to restrictions that lapse in increments over a period of time, so that the holder becomes vested in a portion of the shares as the restrictions lapse, the holder will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined as of the time that the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder of the restricted stock.

        A holder of restricted stock may elect instead to recognize ordinary income for the taxable year in which he receives an award of restricted stock in an amount equal to the fair market value of all shares of restricted stock awarded to him (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, a holder who has made such an election will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Any such election must be made within 30 days after the transfer of the restricted stock to the holder. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder at the time of his election.

        Limitation on Company Deductions. No federal income tax deduction is allowed for compensation paid to a "covered employee" in any taxable year of the Company, to the extent that such compensation exceeds $1,000,000. For this purpose, "covered employees" are generally the chief executive officer of the Company and the four highest compensated officers of the Company whose annual salary and bonus exceeds $100,000, and the term "compensation" generally includes amounts includable in gross income as a result of the exercise of NQSOs or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to certain compensation that is performance-based.

         Generally, compensation attributable to a NQSO or a stock appreciation right will satisfy the limitation exception for performance-based compensation if the grant or award is made by a "compensation committee" (a committee composed of "outside" directors), the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. Non-discounted NQSOs granted under the Employees Stock Plan are intended to satisfy these requirements for deductibility.

         Withholding. Recipients of NQSOs and shares of restricted stock are required to pay applicable income tax withholding obligations attributable to these Stock Rights.

ERISA

         The Employees Stock Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The Employees Stock Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 401 (a) of the Code.

Benefits to Named Executive Officers and Others

         As of December 31, 1998, stock options had been granted under the Employees Stock Plan to the persons and groups shown in the table below. No grants of restricted stock are outstanding under the Employees Stock Plan. The Employees Stock Plan Committee has not yet made any determination as to which eligible participants will be granted Stock Rights under the Employees Stock Plan in the future. Consequently, it is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such persons or groups pursuant to the Employees Stock Plan.



-------------------------------------------------- ------------------------------------
                                                   1994 Employees Stock Incentive Plan
                                                   ----------------- ------------------
                Name and Position                   Dollar Value ($) Number of Options
-------------------------------------------------- ----------------- -----------------
              J. Daniel Speight, Jr.                 1,059,281.25         81,750
      President and Chief Executive Officer
-------------------------------------------------- ----------------- -----------------
                  John S. Holle                       857,656.25          69,750
              Chairman of the Board
-------------------------------------------------------------------- -----------------
                J. Preston Martin                     295,062.50          24,000
              Senior Vice President
-------------------------------------------------- ----------------- -----------------
                  Patti S. Davis                      375,750.00          28,500
              Senior Vice President,
           Chief Financial Officer and
               Assistant Secretary
-------------------------------------------------- ----------------- -----------------
                 Ellison C. Rudd                      220,062.50          19,125
  Senior Vice President, Secretary and Treasurer
-------------------------------------------------- ----------------- -----------------
        All Executive Officers as a Group            3,051,937.50        242,125
-------------------------------------------------- ----------------- -----------------
      All Non-Executive Directors as a Group               0                0
-------------------------------------------------- ----------------- -----------------
  All Non-Executive Officer Employees as a Group     1,817,811.50        158,338
-------------------------------------------------- ----------------- -----------------

        The Board of Directors recommends that shareholders vote FOR the approval of the proposed amendment to the Company's 1994 Employees Stock Incentive Plan.

                    PROPOSAL 3 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed the firm of Porter Keadle Moore, LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 1999 and has directed that such appointment be submitted to the shareholders for ratification at the Annual Meeting. Porter Keadle Moore, LLP is being appointed as the Company's independent accountants for the third year and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of Porter Keadle Moore, LLP, the Board of Directors will reconsider the appointment.

         The firm of Robinson, Grimes & Company, P.C. served as independent accountants of the Company from 1968 until 1996. On February 20, 1997, the Company engaged Porter Keadle Moore, LLP as independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 1997 and elected not to renew the engagement of Robinson, Grimes & Company, P.C. No adverse opinions or disclaimers of opinion were given by Robinson, Grimes & Company, P.C. during the fiscal years ended December 31, 1995 and 1996, nor were any of their opinions qualified as to uncertainty, audit scope, or accounting principle, during the time Robinson, Grimes & Company, P.C. was engaged. There were no disagreements or reportable events of any nature between the Company and Robinson, Grimes & Company, P.C. during the fiscal years ended December 31, 1995, 1996, and the subsequent interim period through February 20, 1997 as described in Items 304(a) (1) (iv) and (v) of Regulation S-K. The decision was approved by the Company's Audit Committee and Board of Directors.

         Representatives of Porter Keadle Moore, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         The Board of Directors unanimously recommends that shareholders vote FOR the proposal to ratify the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.


                             PRINCIPAL SHAREHOLDERS

          There were no shareholders of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the Company's commo stock as of December 31, 1998.


                 SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

         Director nominations and other proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be submitted to the Company in accordance with the procedures set forth in the Company's Bylaws and in accordance with applicable rules of the Securities and Exchange Commission. The effect of these provisions is that shareholders must submit such nominations and proposals, together with the related information specified in the above-referenced sections of the Bylaws, in writing to the Company on or before December 15, 1999 in order for such matters to be included in the Company's proxy materials for, and voted upon at, the 2000 Annual Meeting. All such proposals, nominations and related information should be submitted on or before December 15, 1999 by certified mail, return receipt requested, to Ellison C. Rudd, Secretary of the Company, at 101 North Greenwood Street, LaGrange, Georgia 30240. A copy of the above-referenced sections of the Bylaws will be provided upon request in writing to the Secretary of the Company at such address.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                                         By Order of the Board of Directors.


                                         /s/Ellison C. Rudd
                                         ------------------
                                         Ellison C. Rudd
                                         Secretary



LaGrange, Georgia
March 29, 1999
                                   -----------

         The Company's 1998 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies

Revocable Proxy                     Common Stock
                           FLAG FINANCIAL CORPORATION

THIS PROXY IS SOLICITIED BY THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints, J. Daniel Speight, Jr. and John S. Holle, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of FLAG Financial Corporation (the "Company"), which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of the Company, to be held at the Compan's headquarters, 101 North Greenwood Street, LaGrange, Georgia, on Wednesday, April 21, 1999, at 2;00 p.m., local time, and at any adjournments thereof, as indicated below.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  EACH  OF  THE  LISTED
PROPOSALS.

     1. Election of Directors: Authority for the election of Patti S. Davis, Fred A. Durand, III, James W. Johnson, and J. Preston Martin, as a class of directors, each to serve until the Annual Meeting of Shareholders in 2002 or until their successors are elected and qualified.

{  } FOR ALL NOMINEES listed above           {  } WITHHOLD AUTHORITY to vote for
    (except as marked to the contrary below).     Nominees listed below.

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

  Patti S. Davis, Fred A. Durand, III, James W. Johnson and J. Preston Martin

     2 . Amendment of Employees Stock Incentive Plan: Authority to approve an amendment to the Company's 1994 Employees Stock Incentive Plan, as described under Proposal 2.

         [  ] FOR                   [  ] AGAINST              [  ] ABSTAIN

     3.. Ratification of Appointment of Independent Accountants: Authority to ratify the appointment of Porter Keadle Moore, LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

         [  ]  FOR                  [  ] AGAINST              [  ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS RPOXY CARD IN THE
                            ENCLOSED PREPAID ENVELOPE
          (Continued, and to be signed and dated, on the reverse side)

                           (Continued from other side)

PROXY-SOLICITED BY THE BOARD OF DIRECTORS
     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE BOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF THE FOUR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. If any other business is presented to a vote of the shareholders at the Annual Meeting, this proxy card will be voted by the proxies in their best judgement. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

     If the undersigned elects to withdraw this proxy card on or before the time of the Annual Meeting or any adjournments thereof and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned company withdraws this proxy card in the manner described above and prior to the Annual Meeting does not submit a duly executed and subsequently dated proxy card to the Company, the undersigned may vote in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date, February 26, 1999.

          Please mark, date and sign exactly as your name appears on this Proxy card. When shares are hold jointly, both holders should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

          Date:  ______________________, 1999

          __________________________________________
                             Signature

          __________________________________________
                   Signature,  if shares held jointly

          Do you plan to attend the Annual Meeting?  YES [ ] NO [ ]